EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-129574) of Tercica, Inc.,

(2)	Registration Statement (Form S-3 No. 333-128224) of Tercica, Inc.,

(3)	Registration Statement (Form S-8 No. 333-126307) pertaining to the 2004 Stock Plan and the 2004 Employee Stock Purchase Plan of Tercica, Inc., and

(4)	Registration Statement (Form S-8 No. 333-113718) pertaining to the 2002 Stock Plan, the 2002 Executive Stock Plan, the 2004 Stock Plan, and the 2004 Employee Stock Purchase Plan of Tercica, Inc.,

of our reports dated March 13, 2006, with respect to the financial statements and schedule of Tercica, Inc., Tercica, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Tercica, Inc., included in the Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/    Ernst & Young LLP

Palo Alto, California

March 13, 2006